Exhibit 10.2.1
AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of June 11, 2020

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”; and such Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of May 25, 2020, among REGENERON PHARMACEUTICALS, INC., a New York corporation (the “Borrower”), the Lenders party thereto, and GOLDMAN SACHS BANK USA, as administrative agent thereunder (the “Administrative Agent”).
WHEREAS, the Borrower and the Lenders parties hereto are parties to the Credit Agreement. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
WHEREAS, the Borrower and the Lenders parties hereto have agreed to amend the Credit Agreement pursuant to Section 9.02 of the Credit Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendment to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
(a) Section 1.01 of the Credit Agreement is amended to insert the following defined terms therein in the appropriate alphabetical order:
““Margin Stock” has the meaning assigned to such term in Regulation U.”
““Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.”
(b) Section 2.14(a) of the Credit Agreement is deleted and replaced as follows:
“(a) [Reserved].”
(c) Section 9.19 of the Credit Agreement is added with the following language:
“SECTION 9.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 9.19, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
(d) Section 8.01(f) of the Credit Agreement is deleted and replaced as follows:
“(f) The Administrative Agent may at any time give its notice of resignation to the Lenders and the Borrower. Upon delivery of any such notice of resignation, the Required Lenders shall have the right (with the consent of the Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing); to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Whether or not such successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.”
SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders and all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution, and delivery of this Amendment (to the extent invoiced at least one (1) Business Day prior to the date hereof). This Amendment is subject to the provisions of Section 9.02 of the Credit Agreement.
SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows as of the date hereof:
(a) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate power, and this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and (iii) requirements of reasonableness, good faith and fair dealing.
(b) The execution, delivery and performance of this Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are not material or have been, or will be by the time required, obtained or made and are, or will be by the time required, in full force and effect, (ii) will not violate in any material respect any applicable material law or regulation or the charter, by-laws, constitution or other organizational documents of the Borrower or any material order of any Governmental Authority binding upon the Borrower or any of the Material Subsidiaries or its assets, (iii) will not violate in any material respect or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Material Subsidiaries, except, in the case of this clause (iii), for any such violations, defaults or rights that could not reasonably be expected to result in a Material Adverse Effect, (iv) will not violate or result in a default under the Existing Credit Agreement or any Corporate Campus Facility Financing Document, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Material Subsidiaries and (v) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries, other than Liens (if any) permitted by Section 6.02(a) of the Credit Agreement.
SECTION 4. Reference to and Effect on the Credit Agreement.
(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.
(b) The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution,

delivery and administration of this Amendment (including, without limitation, the reasonable and documented fees and expenses of a single firm as primary counsel, along with such specialist counsel as may reasonably be required by the Administrative Agent, and, to the extent reasonably necessary, a single firm of local counsel in each applicable jurisdiction, for the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
SECTION 7. GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
SECTION 8. Headings. Section headings are included for convenience of reference only and shall not affect the interpretation of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGENERON PHARMACEUTICALS, INC.

By: _/s/ Robert E. Landry________________
Name: Robert E. Landry
Title: Executive Vice President, Finance and
Chief Financial Officer

GOLDMAN SACHS BANK USA, as Lender and
Administrative Agent

By: _/s/ Robert Ehudin ______________________
Name: Robert Ehudin
Title: Authorized Signatory